This Joint Filing Agreement confirms the agreement by and amoung the undersigned that the Schedule 13G is filed on behalf of each of the reporting person(s) identified below.



Date - February 27, 2009

Legg Mason International Equities Limited (Esemplia Emerging Markets)


By _________________________________________________
    /s/  Paula Marsh, Head of Compliance, Europe



Batterymarch Financial Management, Inc.


By _________________________________________________
    /s/  Philip E. Channen, Chief Compliance Officer